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                                                                      Exhibit j

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of Smith Barney Trust II, of our report dated February 23, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of Smith Barney International Large Cap Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
April 26, 2004